Exhibit 97
LESAKA TECHNOLOGIES,

INC.
the “Company”
COMPENSATION

CLAWBACK POLICY

CONTENTS
CONTENTS

.............................................................................................................................................

2
1.
PURPOSE

.....................................................................................................................................

3
2.
ADMINISTRATION .......................................................................................................................

3
3.
DEFINITIONS................................................................................................................................

4
4.
EFFECTIVE DATE ........................................................................................................................

4
5.
SCOPE

..........................................................................................................................................

4
6.
RECOVERY ..................................................................................................................................

5
7.
IMPRACTABILITY

.........................................................................................................................

5
8.
NO INDEMNIFICATION ................................................................................................................

5
9.
ACKNOWLEDGEMENT

................................................................................................................

5
10.
AMENDMENT AND INTERPRETATION ......................................................................................

5
11.
OTHER RECOUPMENT RIGHTS ................................................................................................

6
12.
SUCCESORS................................................................................................................................

6
13.
GOVERNING LAW .......................................................................................................................

6
14.
POLICY REVIEW

..........................................................................................................................

6
ANNEXURE A: ACKNOWLEDGEMENT FORM

.....................................................................................

1.

PURPOSE

The Company has adopted

this Policy to comply

with Section 954 of

the Dodd-Frank Wall

Street Reform and Consumer
Protection Act of 2010, as codified by Section 10D of the Exchange Act, and Nasdaq Listing Rule 5608, which require the recovery of certain forms

of executive compensation in the

case of accounting restatements resulting from

a material error
in

an

issuer’s

financial

statements

or

material

noncompliance

with

financial

reporting

requirements

under

the

federal
securities laws.
2.

ADMINISTRATION

This Policy shall be

administered by the Board

or, if so, designated by the

Board to the Remuneration

Committee, in which
case references herein to the Board shall be deemed

references to the Remuneration Committee.

3.

DEFINITIONS

For purposes of this Policy,

the following capitalized terms shall have the meanings

set forth below.
a.

“
Acknowledgement Form
” shall mean the acknowledgment form attached hereto as Annex

A.
(a)

“
Board
” shall mean the Board of Directors of the Company.

b.

“
Commission ” shall mean the U.S. Securities and Exchange Commission.
c.

“
Covered Executive
” shall

mean the

Company’s current

and former

executive officers,

and such

other employees
who may from time to

time be deemed subject

to this Policy by the

Board. For purposes of this

Policy, an

executive
officer means an officer as defined in

Rule 16a-1(f) under the Exchange Act.
d.

“
Erroneously Awarded

Compensation
” shall

mean, with

respect to

each Covered

Executive in

connection with

a
Restatement,

the

amount

of

Incentive-based

Compensation

that

exceeds

the

amount

of

Incentive-based
Compensation

that

would

have

been

received

by

the

Covered

Executive

had

it

been

determined

based

on

the
restated amounts, without regard to any taxes paid by

the Covered Executive.
e.

“
Exchange Act ” shall mean the Securities Exchange Act of 1934, as amended.
f.

“
Financial Reporting

Measures
” shall

mean measures

that are

determined and

presented in

accordance with

the
accounting

principles

used

in

preparing

the

Company’s

financial

statements,

and

any

measures

that

are

derived
wholly

or

in

part

from

such

measures.

Stock

price

and

total

shareholder

return

shall

also

constitute

“Financial
Reporting

Measures.”

A

Financial

Reporting

Measure

need

not

be

presented

within

the

Company’s

financial
statements or included in a filing with the Commission.

g.

“
Incentive-based Compensation
” shall mean any compensation that is granted,

earned, or vested based wholly or
in part

upon the

attainment

of a

Financial Reporting

Measure. Incentive

-based Compensation

shall be

deemed to
have been received

during the fiscal

period in which

the Financial Reporting

Measure specified in

the Incentive-based
Compensation award is attained, even if

such Incentive-based Compensation is paid or granted after

the end of such
fiscal

period.

For

the

avoidance

of

doubt,

Incentive-based

Compensation

does

not

include

annual

salary,
compensation awarded

based on

completion

of a

specified period

of service,

or compensation

awarded based

on
subjective standards, strategic measures, or operational measures.
h.

“
Nasdaq ” shall mean the Nasdaq Stock Market LLC.
i.

“
Policy
” shall mean this compensation clawback policy,

as may be amended or restated from time to time.
j.

“
Restatement
”

shall

mean

an

accounting

restatement

due

to

material

noncompliance

by

the

Company

with

any
financial reporting

requirement under

the federal

securities laws,

including any

required accounting

restatement to
correct an error

in previously issued financial

statements that is material

to the previously

issued financial statements,
or that would result

in a material misstatement

if the error were

corrected in the current

period or left uncorrected

in
the current period.
k.

“
Restatement Date
” shall

be the

earlier of

(i) the date

the Board, a

committee of the

Board, or

officer(s) are authorized
to take

such action if

Board action is

not required, concludes,

or reasonably should

have concluded,

that the

Company
is required

to prepare

a Restatement

or (ii)

the date

a court,

regulator,

or other

legally authorized

body directs

the
Company to prepare a Restatement.
4.

EFFECTIVE DATE
This Policy shall

be effective

as of the

date it is

adopted by the

Board and shall

apply to Incentive

-based Compensation
that is approved, awarded, or granted to Covered Executives on or after that date.
5.

SCOPE
5.1.

This Policy applies to all Incentive-based Compensation

received by the Covered Executives

i.

after beginning service as an executive officer,

ii.

who

served

as

an

executive

officer

at

any

time

during

the

performance

period

for

such

Incentive-based
Compensation, and

iii.

during the three (3) completed fiscal years immediately

preceding a Restatement Date.

5.2.

In addition

to these

last three

(3) completed

fiscal years,

the Policy

applies to

any transition

period that

results
from a change in the

Company’s fiscal year within or immediately following those

three (3) completed fiscal years,
provided, however,

that a transition

period between

the last

day of

the Company’s

previous fiscal

year end

and
the first day

of its

new fiscal

year that comprises

a period of

nine (9)

to twelve

(12) months

would be

deemed a
completed fiscal year for

purposes of this Policy.

For the avoidance of

doubt, the Company’s obligation to

recover
Erroneously Awarded Compensation is not dependent

on if or when the restated financial statements are filed.
6.

RECOVERY
6.1.

In the event

the Company is

required to prepare

a Restatement, the

Company shall,

as promptly as

reasonably
possible, recover any Erroneously Awarded Compensation

received by a Covered Executive during the three (3)
completed fiscal years

immediately preceding

the Restatement Date.

For Incentive-based

Compensation based
on

stock

price

or

total

shareholder

return,

the

Board

shall

determine

the

amount

of

Erroneously

Awarded
Compensation

based

on

a

reasonable

estimate

of

the

effect

of

the

Restatement

on

the

stock

price

or

total
shareholder return upon

which the

Incentive-based Compensation was

received and the

Company shall

document
such reasonable estimate and provide such documentation

to Nasdaq.
6.2.

Subsequent

changes

in

a

Covered

Executive’s

employment

status,

including

retirement

or

termination

of
employment, do not

affect the Company’s rights to

recover Incentive-based Compensation pursuant to

this Policy.
6.3.

The Board

shall determine,

in its

sole discretion,

the method

of recovering

any Incentive-based

Compensation
pursuant to this Policy.

Such methods may include, but are not limited to:

i.

direct recovery by reimbursement;

ii.

set-off against future compensation;
iii.

forfeiture of equity awards;

iv.

set-off or cancelation against planned future awards;
v.
forfeiture

of

deferred

compensation

(subject

to

compliance

with

the

Internal

Revenue

Code

and

related
regulations); and/or

vi.

any other recovery action approved by the Board and permitted under applicable law
.
7.

IMPRACTABILITY
The Board

shall recover

any Erroneously

Awarded

Compensation

in accordance

with this

Policy

unless such

recovery
would

be

impracticable,

as determined

by

the

Board

in

accordance

with

Rule

10D-1

under

the

Exchange

Act

and

the
listing standards of Nasdaq.
8.

NO INDEMNIFICATION
The

Company

shall

not

indemnify

any

current

or

former

Covered

Executive

against

the

loss

of

Erroneously

Awarded
Compensation, and shall not pay, or reimburse any Covered Executives,

for any insurance policy to fund

such executive’s
potential recovery obligations.

9.

ACKNOWLEDGEMENT

9.1.

Each Covered Executive shall sign and return to the Company,

within 30 calendar days following the later of

i.

the effective date of this Policy first set forth above

or

ii.

the date the individual becomes a Covered Executive,

the Acknowledgement Form,

pursuant to which

the Covered Executive agrees

to be bound

by, and to comply with,
the terms and conditions of this Policy.
10.

AMENDMENT AND INTERPRETATION

The Board may amend this Policy from time to time in its

discretion and shall amend this Policy as it deems necessary to
reflect the regulations adopted by the Commission and to comply with any rules or standards adopted by Nasdaq or such other national

securities

exchange

on which

the Company’s

securities

are then

listed. It

is intended

that this

Policy be
interpreted in a

manner that is

consistent with

the requirements

of Section 10D

of the Exchange

Act and any

applicable

rules

or

standards

adopted

by

the

Commission

and

Nasdaq,

or

such

other

national

securities

exchange

on

which

the
Company’s securities are then listed.
11.

OTHER RECOUPMENT RIGHTS

The Board may

require that any

employment agreement,

equity award agreement,

or similar agreement

entered into on
or after the effective date shall require a Covered Executive to agree to abide by the terms of this Policy as a condition to
the grant of

any benefit.

Any right of

recoupment under

this Policy is

in addition to,

and not in

lieu of, any

other rights

of
recoupment

or remedies

that

may be

available

to the

Company

pursuant

to

the terms

of any

employment

agreement,
equity award agreement, similar agreement, or policy

and any other legal remedies available to the Company.
12.

SUCCESORS

This

Policy

shall

be

binding

and

enforceable

against

all

Covered

Executives

and

their

administrators,

beneficiaries,
executors, heirs, or other legal representatives.
13.

GOVERNING LAW
This Policy shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision

or rule (whether of the State of Florida or any other jurisdiction).
14.

POLICY REVIEW

14.1.

THE POLICY IS SUBJECT TO REVISION

a.

The

Remuneration

Committee

of

the

Company

will

review

this

policy

annually

and

may

recommend
changes from time to time for the consideration of the

Board.

LESAKA BOARD APPROVAL

RECEIVED: SEPTEMBER 2024
ANNEXURE A: ACKNOWLEDGEMENT FORM
By signing below,

the undersigned

acknowledges and

confirms that the

undersigned has received

and reviewed

a copy
of the Lesaka Technologies,

Inc. (the “Company”)

Compensation Clawback

Policy (the “Policy”).

Capitalized terms used
but not defined

in this

Acknowledgement Form

(this “Acknowledgement

Form”) shall

have the

meanings set

forth in

the
Policy.
By

signing

this

Acknowledgement

Form,

the

undersigned

acknowledges

and

agrees

that

the

undersigned

is

and

will
continue to be subject to the Policy

and that the Policy will apply both

during and after the undersigned’s employment with
the Company.

Further,

by signing

below,

the undersigned

agrees to

abide by

the terms

of the

Policy,

including, without
limitation, by

returning

any Incentive

-based Compensation

subject

to recovery

under the

Policy to

the Company

to the
extent required by,

and in a manner consistent with, the Policy.
_____________________________
Signature
_____________________________
Print Name
_____________________________Date